POTASH CORPORATION OF SASKATCHEWAN INC.

                                 Debt Securities

                             UNDERWRITING AGREEMENT
                             ----------------------

         1. Introductory. Potash Corporation of Saskatchewan Inc., a company incorporated under the laws of the Province of Saskatchewan, Canada (the "Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) (the "Registered Securities"). The Registered Securities will be issued under an indenture, dated as of June 16, 1997 (the "Indenture"), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms that agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

            (a) Registration Statement Effective. A registration statement (No. 333-27685), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in
         Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 (the "Securities Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

            (b) Registration Statement Not Misleading. On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission thereunder ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

            (c) Taxation. Subject to the assumptions, limitations, qualifications and conditions set forth therein, the statements made in the Prospectus under the heading "Canadian Federal Income Tax Considerations" in the prospectus supplement, insofar as they relate to matters of Canadian federal income tax law, constitute a fair summary of the matters so discussed and applicable to the holders of Offered Securities described therein.

            (d) Incorporation of the Company. The Company has been duly incorporated and is an existing corporation under the laws of the Province of Saskatchewan, Canada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified or registered to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise (a "Material Adverse Effect").

            (e) Organization of Subsidiaries. Each material subsidiary of the Company is set forth on Schedule A hereto (each, a "Subsidiary"). Each Subsidiary is a corporation or limited partnership duly incorporated or organized, as the case may be, existing in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified or registered to do business as a foreign corporation or limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary is owned directly or indirectly by the Company free from liens, encumbrances and defects incurred or arising otherwise than in the ordinary course of business.

            (f) Authorization of Indenture and Offered Securities. The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as defined below), such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and the Indenture, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (g) No Consents. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws or the securities laws of any jurisdiction outside the United States in which the Offered Securities are offered and sold.

            (h) No Breach or Default. The execution, delivery and performance by the Company of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or any material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, or the charter or by-laws of the Company or any Subsidiary.

            (i) Authorization of Terms Agreement. The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

            (j) Properties. Except as disclosed in the Prospectus, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets described in the Prospectus as being owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except to the extent that the failure to hold any such title would not have a Material Adverse Effect; and, except as disclosed in the Prospectus, the Company and the Subsidiaries hold any leased real or personal property described in the Prospectus as being leased by them under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, except to the extent that the failure so to hold any such leased property would not individually or in the aggregate have a Material Adverse Effect.

            (k) Permits. Except as disclosed in the Prospectus, the Company and the Subsidiaries possess adequate certificates, approvals, licenses, franchises, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them ("Permits"), except where the failure to have any such Permit would not individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the Prospectus, the Company and the Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (l) Labor. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened that would have a Material Adverse Effect.

            (m) Intellectual Property. The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property presently employed by them or necessary to conduct the business now operated by them (collectively, "intellectual property rights"), and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (n) Environmental Laws. Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance required to be remediated under any Environmental Laws, or, to the Company's knowledge, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim under any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the Prospectus, the Company is not aware of any pending investigation that would be likely to lead to such a claim. In addition, based upon the Company's reviews, conducted in the ordinary course of its business, of the effect of Environmental Laws on the business and operations of the Company and the Subsidiaries, the Company has reasonably concluded that, except as disclosed in the Prospectus, the costs and liabilities under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or rehabilitation of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and potential liabilities to third parties) would not, individually or in the aggregate, have a Material Adverse Effect.

            (o) No Material Litigation. Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts; and no such actions, suits or proceedings are, to the Company's knowledge, threatened.

            (p) Financial Statements. The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis; and any schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements have also been reconciled to generally accepted accounting principles in the United States in accordance with the requirements of the Securities Act and the Rules and Regulations thereunder.

            (q) No Material Adverse Change. Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise; and, except as disclosed or contemplated in the Prospectus, and other than the Company's ordinary quarterly dividends, there has been no other dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (r) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement (the "Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms that will be the Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934 (the "Exchange Act"), the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities (as defined below) for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         On the Closing Date, the Company will pay, as an underwriting fee in respect of the public distribution of the Offered Securities, to the Underwriters, the fee set forth in the Terms Agreement (the "Underwriting Fee"). Such Underwriting Fee may be paid by the Company to the Underwriters by setting off the Underwriting Fee payable by the Company to the Underwriters against the amount payable by the Underwriters to the Company as the purchase price for the Offered Securities.

         If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advises the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

         If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

         Each Underwriter agrees that it will not offer or sell, directly or indirectly, any of the Offered Securities in any jurisdiction where such offer or sale is not permitted. Each Underwriter further agrees that it will not (i) offer or sell, directly or indirectly, any Offered Securities in Canada or any province or territory thereof in contravention of the securities laws of Canada or any province or territory thereof or (ii) distribute any material related to the Offered Securities in Canada in contravention of the securities laws of Canada or any province or territory thereof.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

            (a) File Prospectus. The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph
         (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

            (b) Amendments to Registration Statement or Prospectus. The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) Material Changes. If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

            (d) Delivery of Earnings Statement. As soon as practicable after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement or statements covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

            (e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the reasonable expenses of printing and distributing to the Underwriters all such documents.

            (f) Qualification of Offered Securities. The Company will cooperate with the Representatives and with counsel for the Underwriters in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Lead Underwriter may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now subject or to subject itself to taxation as doing business in any such jurisdiction.

            (g) Expenses. The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Lead Underwriter may reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

            (h) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, under the laws of Canada, including any interest and penalties payable thereon, payable by the Underwriters on the creation, issue and sale of the Offered Securities to the Underwriters as contemplated hereby and on the execution and delivery of the Terms Agreement. All payments to be made by the Company to the Underwriters hereunder shall be made without withholding or deduction for or on account of any present or future taxes under the Income Tax Act (Canada) (the "ITA"), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In the event and to the extent the Underwriters cannot claim or otherwise take advantage of a tax credit, refund or exemption for Canadian tax withheld, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (i) Lock-up. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date.

            (j) Use of Proceeds. The Company expects to apply the net proceeds from the sale of the Offered Securities substantially in accordance with the description set forth in the Prospectus.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) Auditors' Comfort Letter. On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and any
             schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the
             American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                  (iii) on the basis of the review referred to in clause (ii)
             above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                       (A) the unaudited financial statements, if any, and any
                  summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles in Canada;

                       (B) if any unaudited "capsule" information is contained
                  in the Prospectus, the unaudited consolidated net sales, operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                       (C) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                       (D) for the period from the closing date of the latest
                  income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, operating income or net income;

            except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

            (b) Prospectus Filed; No Stop Order. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4() of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be threatened by the Commission.

            (c) No Material Adverse Change. Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise that, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or The Toronto Stock Exchange or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities of the Company on the New York Stock Exchange or The Toronto Stock Exchange; (iv) any banking moratorium declared by U.S. Federal, New York, Canadian Federal or Saskatchewan authorities; or (v) any outbreak or escalation of major hostilities in which the United States or Canada is involved, any declaration of war by Congress or the Government of Canada or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (d) Opinion of Canadian Counsel to the Company. The Representatives shall have received an opinion, dated the Closing Date, of Robertson Stromberg, Canadian counsel to the Company, to the effect that:

                  (i) The Company is a corporation incorporated and existing under the laws of the Province of Saskatchewan with full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus, and is registered to carry on business under the laws of Saskatchewan and New Brunswick, being the only Canadian jurisdictions where the Company carries on any material portion of its business;

                  (ii) The Company has the corporate power and authority to
            enter into the Terms Agreement with respect to the Offered Securities and to issue, sell and deliver the Offered Securities to the Underwriters as provided therein, and such Terms Agreement has been duly authorized and, to the extent that execution and delivery are matters governed by the laws of the Province of Saskatchewan, has been duly executed and delivered by the Company.

                  (iii) The Indenture has been duly authorized and, to the
            extent that execution and delivery are matters governed by the laws of the Province of Saskatchewan, has been duly executed and delivered by the Company.

                  (iv) The Offered Securities have been duly authorized and, to the extent that execution and delivery are matters governed by the laws of the Province of Saskatchewan, have been duly executed and delivered by the Company.

                  (v) To the knowledge of such counsel, the Company is not (A)
            in violation of its articles of incorporation or in material violation of its by-laws or (B) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus or where any such default or defaults, in the aggregate, would not have a Material Adverse Effect.

                  (vi) Neither the issuance, sale or delivery of the Offered
            Securities, nor the execution, delivery or performance of the Indenture or the Terms Agreement with respect to any Offered Securities, or compliance by the Company with all provisions of the Indenture, the Offered Securities and such Terms Agreement, nor consummation by the Company of the transactions contemplated by the Indenture, the Offered Securities and such Terms Agreement conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles or bylaws of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is known to such counsel, which conflict, breach or default would have a Material Adverse Effect, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any such agreement, indenture, lease or other instrument, nor will any such action result in any violation of the laws of the Province of Saskatchewan and the laws of Canada applicable therein (assuming compliance with all applicable securities and Blue Sky laws) or any judgment, injunction, order or decree known to such counsel, and applicable to the Company or any of its properties, which violation would have a Material Adverse Effect.

                  (vii) No consent, approval, authorization or other order, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official in the Province of Saskatchewan is required on the part of the Company for the valid issuance and sale of the Offered Securities to the Underwriters as contemplated by the Terms Agreement with respect to any Offered Securities.

                  (viii) The choice of law of the State of New York as the
            governing law of this Agreement and the Terms Agreement with respect to the Offered Securities will be upheld as a valid choice of law by a court of competent jurisdiction in the Province of Saskatchewan (a "Canadian Court"), provided that such choice of law is a valid choice under the laws of the State of New York and is made bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of any other jurisdiction) and provided that such choice of law is not contrary to public policy as that term is understood under the laws of the Province of Saskatchewan. Such counsel shall state that based solely upon a review of the terms of this Agreement and such Terms Agreement, it is aware of no public policy grounds that would be contravened by the choice of New York law to generally govern this Agreement and such Terms Agreement.

                  (ix) Subject to the qualifications set forth in paragraph
            (viii) and paragraph (xi), if an action were brought to enforce this Agreement and the Terms Agreement with respect to the Offered Securities in a Canadian Court, the court would apply the laws of the State of New York as the law governing this Agreement and such Terms Agreement upon appropriate evidence of such laws being adduced, provided that: (A) the laws of the Province of Saskatchewan respecting procedural matters shall govern the action; (B) the application of the substantive laws of the State of New York is not contrary to public policy as that term is understood under the laws of the Province of Saskatchewan; (C) none of the terms of this Agreement and such Terms Agreement are contrary to public policy as that term is understood under the laws of the Province of Saskatchewan, (D) performance of any obligation sought to be enforced is not illegal by the law of the place of performance; (E) there are no Saskatchewan or federal laws of mandatory application that may affect the enforceability of agreements governed by foreign laws; (F) the Canadian Court does not conclude that Saskatchewan is an inconvenient forum to hear such an action and, concurrent proceedings are not brought elsewhere; (G) due service of process has been made upon the defendant in accordance with the laws of the Province of Saskatchewan; and (H) the action is brought within the limitation period then applicable in the Province of Saskatchewan. Such counsel shall state that based solely upon a review of the terms of this Agreement and such Terms Agreement, it is aware of no public policy grounds that would be contravened by the enforcement of any of the terms of this Agreement and such Terms Agreement.

                  (x) Although this Agreement and the Terms Agreement with
            respect to the Offered Securities is expressed to be governed by and construed in accordance with the laws of the State of New York, in the event that in any action in a Canadian Court to enforce this Agreement and such Terms Agreement either (A) the court were to disregard the choice of New York law, or (B) New York law was not proven to the court, and, in each case, the laws of the Province of Saskatchewan were applied to govern the legality, validity and interpretation of this Agreement and such Terms Agreement, subject to the qualifications set forth in paragraph (xii) and the qualification that, with respect to Section 6(a) and Section 10 of this Agreement, there may be restrictions imposed by the common law upon persons who are not a party to an agreement regarding their ability to enforce provisions in such agreement for their benefit, this Agreement and such Terms Agreement would constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                  (xi) Subject to the qualifications set forth in paragraph
            (xii), if an action is brought in a Canadian Court upon a final and conclusive judgment in personam of a New York court respecting the enforcement of this Agreement and the Terms Agreement with respect to the Offered Securities that is not void or voidable under New York law, the New York judgment shall be treated as conclusive as to any matter adjudicated upon and shall not be impeached for any error of fact or law, provided that: (A) the New York court had jurisdiction over the judgment debtor as recognized by the Canadian Court (submission by the Company to the non-exclusive jurisdiction of a New York court being sufficient); (B) the Canadian Court does not conclude that the defendant, being the defendant in the original action was not duly served with the process of the New York court and did not appear, notwithstanding that it was carrying on business or was ordinarily resident in New York and notwithstanding that it agreed to submit to the jurisdiction of that court; (C) such judgment was not obtained by fraud; (D) such judgment is for a sum certain in money; (E) such judgment is not directly or indirectly for the payment of a penalty or a sum of money due under the revenue laws of New York or the United States of America; (F) such judgment has not been satisfied or for any other reason is not a subsisting judgment; (G) such judgment is not in respect of a cause of action that, for reasons of public policy or for some similar reason would not have been entertained by the Canadian Court; (H) such judgment was not obtained in proceedings that were contrary to the principles of natural justice; (I) there are no Saskatchewan or federal laws of mandatory application which would affect the enforceability of the judgment; and (x) the action to enforce such judgment is brought within the limitation period then applicable in the Province of Saskatchewan. Such counsel shall state that based solely upon this Agreement and such Terms Agreement, it is aware of no public policy grounds that would be contravened by the enforcement of judgments of a New York court under this Agreement and such Terms Agreement.

                  (xii) In any action brought in a Canadian Court, the
            enforceability of this Agreement, the Terms Agreement with respect to the Offered Securities or a New York judgment may be limited or precluded by: (A) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors rights generally; (B) any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (C) any order made by the Competition Tribunal under the Competition Act (Canada); (D) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity;
            (E) the limitation that, under the Currency Act (Canada), a Canadian Court may only give judgment in Canadian dollars; and (F) applicable law in, or public policy as that term is understood in, the Province of Saskatchewan pertaining to any rights of indemnity or contribution contained in this Agreement and such Terms Agreement.

                  (xiii) To the knowledge of such counsel, other than as
            described or contemplated in the Prospectus, there are no legal or governmental proceedings in the provinces of Saskatchewan and New Brunswick pending or threatened against the Company which would have a Material Adverse Effect, or to which the Company, or any of its properties is subject which would have a Material Adverse Effect.

         In rendering their opinion as aforesaid, such counsel may, as to factual and accounting matters, rely upon written certificates or statements of officers of the Company, public and stock exchange officials, or the auditors or transfer agents of the Company, and as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the Province of Saskatchewan and the laws of Canada applicable therein, provided that such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is in form and substance reasonably satisfactory to the Representatives and their counsel.

            (e) Opinion of Canadian Tax Counsel to the Company. The Representatives shall have received an opinion, dated the Closing Date, of Davies Ward Phillips & Vineberg LLP, Canadian tax counsel to the Company, to the effect that, subject to the assumptions, limitations, qualifications and conditions set out therein, the statements made in the Prospectus relating to Canadian federal income tax laws under the heading "Canadian Federal Income Tax Considerations" in the prospectus supplement, insofar as they relate to matters of Canadian federal income tax law, constitute a fair summary of the matters so discussed and applicable to the holders of Offered Securities described therein.

            (f) Opinion and Letter of United States Counsel to the Company. The Representatives shall have received an opinion, dated the Closing Date, of Cleary, Gottlieb, Steen & Hamilton, special United States counsel to the Company, to the effect that:

                  (i) Each of the Subsidiaries is validly existing as a
            corporation or limited partnership in good standing under the laws of the State of Delaware.

                  (ii) The Terms Agreement has been duly executed and delivered by the Company under the law of the State of New York.

                  (iii) The Indenture has been duly executed and delivered by the Company under the law of the State of New York and qualified under the Trust Indenture Act, and is a valid, binding and enforceable agreement of the Company.

                  (iv) Upon their execution by the Company in accordance with the Indenture and delivery in accordance with the Terms Agreement, the Offered Securities will be the valid, binding and enforceable obligations of the Company.

                  (v) The issuance and sale of the Offered Securities to the
            Underwriters pursuant to the Terms Agreement and the performance by the Company of its obligations in the Terms Agreement, the Indenture and the Offered Securities (A) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as has been obtained or effected under the Securities Act and the Trust Indenture Act (but no opinion need be expressed as to any consent, approval, authorization, registration or qualification that may be required under any state securities or Blue Sky laws), (B) do not result in a violation of any United States federal law or New York State law known to such counsel and applicable to the Company with respect to the issuance and sale of the Offered Securities (but no opinion need be expressed as to any United States federal securities or New York State securities or Blue Sky laws) and (C) based solely on inquiry of the General Counsel of the Company, do not result in a breach or violation of any judgment, decree or order applicable to the Company of any New York State or Federal court or other New York State or Federal governmental authority.

                  (vi) The statements set forth under the headings "Description of the Notes" and "Description of Securities" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Offered Securities and the Indenture, provide a fair summary of such provisions.

                  (vii) Under the laws of the State of New York relating to
            submission to jurisdiction, the Company has (A) pursuant to Section 14 of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any United States federal or state court located in the Borough of Manhattan in The City of New York in any action arising out of or related to the Terms Agreement, (B) pursuant to Section 114 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any United Sates federal or state court located in The City of New York in any action or proceeding arising out of or relating to the Notes or the Indenture, and (C) validly appointed CT Corporation System as its initial authorized agent for the purposes described in Section 14 of the Underwriting Agreement and Section 114 of the Indenture, respectively; and service of process effected in the manner set forth in Section 14 of the Underwriting Agreement and Section 114 of the Indenture will be effective to confer valid personal jurisdiction over the Company in the actions or proceedings described in such provisions.

                  (viii) The Company is not and, after giving effect to the
            offering and sale of the Notes, will not be an "investment company" within the meaning of the Investment Company Act of 1940.

                  In addition, the Representatives shall have received a letter, dated the Closing Date, of Cleary, Gottlieb, Steen & Hamilton, special United States counsel to the Company, to the effect that, based on such counsel's participation in certain conferences and telephone conversations in connection with the preparation of the Prospectus and certain documents incorporated by reference therein, such counsel's review of certain corporate records and documents of the Company and such counsel's understanding of the U.S. federal securities laws and the experience they have gained in their practice thereunder:

                  (i) The Registration Statement (except the financial
            statements and schedules and other financial data included therein and the documents incorporated therein by reference), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder (other than Regulation S-T under the Securities Act). In addition, such counsel does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement (excluding the documents incorporated therein by reference) or required to be described in the Registration Statement or the Prospectus (in each case, excluding the documents incorporated therein by reference) that are not filed or described as required.

                  (ii) The documents incorporated by reference in the
            Registration Statement and the Prospectus (except the financial statements and schedules and other financial data included therein), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

                  (iii) No information has come to the attention of such counsel that causes them to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iv) No information has come to the attention of such counsel that causes them to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial data included therein), as of the date thereof or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (v) Such counsel has confirmed that (based solely upon a
            telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission.

                  (vi) Such counsel has confirmed that, based solely on inquiry of the General Counsel of the Company and of lawyers currently with such firm who have been actively involved in the Company's preparation of the prospectus supplement and the documents incorporated by reference therein, such counsel knows of no legal or governmental proceedings to which the Company or any of the Subsidiaries is a party that are currently pending before any adjudicative tribunal or that have been threatened by a written communication manifesting an intention to initiate such proceedings received by the General Counsel of the Company or by such counsel that are required to be disclosed in the prospectus supplement or the documents incorporated by reference therein that are not disclosed in the prospectus supplement or the documents incorporated by reference therein.

            In rendering such opinion and letter as aforesaid, such counsel may, as to factual and accounting matters, rely upon written certificates or statements of officers of the Company, public and stock exchange officials, or the auditors or transfer agents of the Company, and as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware, provided that such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is in form and substance reasonably satisfactory to the Representatives and their counsel. In addition, such counsel may state that (x) such opinion is limited to the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware,
         (y) they have assumed, among other things, the accuracy as to factual matters of each document they have reviewed and that the Offered Securities conform to the form thereof they have reviewed and will be duly authenticated in accordance with the terms of the Indenture; and
         (z) insofar as such opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company (1) such counsel has assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption shall be made as to the Company regarding matters of the federal law of the United States or the law of the State of New York), and (2) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights. With respect to the opinions expressed in paragraph (vii) above, such counsel may
         (A) state that they express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Terms Agreement, the Notes or the Indenture where jurisdiction based on diversity of citizenship under 28 U.S.C. ss. 1332 does not exist, and (B) note that the designations in Section 14 of the Underwriting Agreement and Section 114 of the Indenture of the United States federal courts located in The City of New York as the venue for actions or proceedings relating to the Terms Agreement and the Notes and the Indenture, respectively, is subject to the power of such courts to transfer such actions or proceedings pursuant to 28 U.S.C. ss. 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

            (g) Opinion of United States Tax Advisor to the Company. The Representatives shall have received an opinion, dated the Closing Date, of Andersen LLP, special United States tax advisor to the Company, to the effect that, subject to the assumptions, limitations, qualifications and conditions set out therein, the statements made in the Prospectus under the heading "United States Federal Income Tax Considerations" in the prospectus supplement, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Offered Securities.

            (h) Opinion of Counsel to the Underwriters. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (i) Officer's Certificate. The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state on behalf of the Company that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are threatened by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise, except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (j) Bring-down Auditors' Comfort Letter. The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution. (a) Indemnification of the Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, partner, director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, partner, director, officer or controlling person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; and provided further that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or its partners, directors, officers and controlling persons) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter (or its partners, directors, officers and controlling persons) results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

         (b) Indemnification of the Company by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party. It is understood that the indemnifying party shall, in connection with any one action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests. The indemnifying party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

         (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) Obligations in Addition to Other Liabilities. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 122 - 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, Tel.: (306) 933-8500, Fax: (306) 652-2699, Attention: Chief Financial Officer.

         10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

         12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws.

         14. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the United States federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 9, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of six years from the date of the Terms Agreement.

         15. Judgement Currency. The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter thereunder, the Company agrees, as a separate and independent obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter thereunder, such Underwriter agrees to pay promptly to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter thereunder.

                                   SCHEDULE A
                                  Subsidiaries

PCS Phosphate Company, Inc. (Delaware)
PCS Nitrogen, Inc. (Delaware)
PCS Sales (USA), Inc. (Delaware)
PCS Nitrogen Fertilizer, L.P. (Delaware)

                                                                         ANNEX I




                            DELAYED DELIVERY CONTRACT
                            -------------------------


                                                       _____________ , 2001



POTASH CORPORATION OF SASKATCHEWAN INC.


Ladies and Gentlemen:

        The undersigned hereby agrees to purchase from Potash Corporation of Saskatchewan Inc., a company incorporated under the laws of the Province of Saskatchewan, Canada (the "Company"), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on ______, 2001 (the "Delivery Date"),

                                 $.............


principal amount of the Company's ___% Notes due ____ (the "Securities"), offered by the Company's Prospectus dated May 30, 1997 and a Prospectus Supplement dated May __, 2001 relating thereto, receipt of copies of which is hereby acknowledged, at __% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (this "Contract").

         Payment for the Securities that the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer (as specified by the Company) to an account designated by the Company, at the office of ________at____A.M. on the Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                   Yours very truly,



                                   .............................................
                                               (Name of Purchaser)


                                   By ..........................................



                                        ........................................
                                                 (Title of Signatory)


                                        ........................................



                                        ........................................
                                                 (Address of Purchaser)



Accepted, as of the above date.


POTASH CORPORATION OF SASKATCHEWAN INC.


     By  ....................................
               [Insert Title]

                     POTASH CORPORATION OF SASKATCHEWAN INC.

                                 Debt Securities

                                 TERMS AGREEMENT
                                 ---------------


                                                               May 16, 2001


To:  The Underwriters identified herein


Ladies and Gentlemen:

               The undersigned Potash Corporation of Saskatchewan Inc. (the "Company") agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement incorporated by reference to the Company's Current Report on Form 8-K dated May 16, 2001 as an exhibit to the Company's registration statement on Form S-3 (No. 333-27685) (the "Underwriting Agreement"), the following securities (the "Offered Securities") on the following terms:

         Title:  7 3/4% Notes due May 31, 2011.

         Principal Amount:  $600,000,000.

         Interest: 7 3/4% per annum, from May 21, 2001, payable semiannually on May 31 and November 30, commencing November 30, 2001, to holders of record on the preceding May 15 or November 15, as the case may be.

         Maturity:  May 31, 2011.

         Optional Redemption: The Offered Securities will be redeemable, in whole or in part, at the option of the Company at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate plus 30 basis points together with, in each case, accrued interest on the principal amount of the Offered Securities to be redeemed to the date of redemption, as more fully described in the Company's Prospectus Supplement dated May 16, 2001 (the "Prospectus Supplement").

         Listing:  None.

         Delayed Delivery Contracts:  None.

         Underwriting Fee:  0.650% of principal amount.

         Purchase Price: 99.345% of principal amount, plus accrued interest, if any, from May 21, 2001.

         Expected Reoffering Price: 99.345% of principal amount, subject to change by the Lead Underwriter.

         Closing: 8:30 A.M. on May 21, 2001, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, in Federal (same day) funds.

         Settlement and Trading: Book-Entry only via DTC.

         Lead Underwriter: Credit Suisse First Boston Corporation.

         The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         The Offered Securities will be made available for checking and packaging at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York at least 24 hours prior to the Closing Date.

         For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of:

                  (i) the information in the third paragraph under the caption "Underwriting" in the prospectus supplement;

                  (ii) the information regarding affiliates of the Underwriters in the eighth paragraph under the caption "Underwriting" in the prospectus supplement;

                  (iii) the information in the ninth paragraph under the caption
                        "Underwriting" in the prospectus supplement; and

                  (iv) the information regarding Internet distributions in the tenth paragraph under the caption "Underwriting" in the prospectus supplement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                    Very truly yours,

                                    POTASH  CORPORATION OF SASKATCHEWAN INC.


                                    By /s/ Wayne R. Brownlee
                                       ------------------------------------
                                          Wayne R. Brownlee
                                          Senior Vice President, Treasurer and
                                               Chief Financial Officer



                                         By /s/ John L.M. Hampton
                                            ------------------------------
                                            John L.M. Hampton
                                            Senior Vice President,
                                                General Counsel and Secretary


The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.


     CREDIT SUISSE FIRST BOSTON CORPORATION
        Salomon Smith Barney Inc.
        Banc of America Securities LLC
        RBC Dominion Securities Corporation
        Scotia Capital (USA) Inc.


         By /s/ Robert McMinn
            -------------------------------
             Credit Suisse First Boston Corporation
                 acting as representative of the
                 several Underwriters
             Name: Robert McMinn
             Title: Director

                                                                      SCHEDULE A


                                                                       Principal
               Underwriter                                              Amount
               -----------                                              ------
Credit Suisse First Boston Corporation........................      $300,000,000
Salomon Smith Barney Inc......................................       120,000,000
Banc of America Securities LLC................................        60,000,000
RBC Dominion Securities Corporation...........................        60,000,000
Scotia Capital (USA) Inc......................................        60,000,000
                                                                    ------------
            Total.............................................     $ 600,000,000
                                                                    ============